UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2006

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3160 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)
(650) 843-2800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On January 4, 2006, Connetics Corporation entered into an Asset Acquisition Agreement with PediaMed Pharmaceuticals, Inc. Under the agreement, Connetics has agreed to pay PediaMed a fee in exchange for all of PediaMed’s rights to its sales organization, including certain related assets.
     A copy of the Asset Acquisition Agreement is attached to this report as Exhibit 2.1 and is incorporated by reference into this Item 1.01.
Item 2.02 Results of Operations and Financial Condition.
     On January 10, 2006, Connetics issued a press release containing revised guidance for 2006 and 2007, and an outlook for 2008. A copy of the press release is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

2.1*	Asset Acquisition Agreement dated January 4, 2006 between Connetics Corporation and PediaMed Pharmaceuticals, Inc.

99.1	Press Release dated January 10, 2006.
*Portions of this exhibit have been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
By:	/s/ Katrina J. Church
Katrina J. Church
Executive Vice President, Legal Affairs General Counsel and Secretary

Date: January 10, 2006

EXHIBIT INDEX

Exhibit
Number	Description

2.1*	Asset Acquisition Agreement dated January 4, 2006 between Connetics Corporation and PediaMed Pharmaceuticals, Inc.

99.1	Press Release dated January 10, 2006.
*Portions of this exhibit have been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.